As filed with the Securities and Exchange Commission on April 14, 2004

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

Registration Statement
Under
The Securities Act of 1933

MOBILEPRO CORP.

(Exact name of registrant as specified in its charter)

Delaware	87-0419571
(State or other jurisdiction of	(I.R.S. employer
Incorporation or organization)	Identification no.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices)

2001 Equity Performance Plan

(Full title of the plan)

Jay O. Wright
Chief Executive Officer
Mobilepro Corp.
6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(301) 315-9040

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Ernest M. Stern, Esq.
Schiff Hardin LLP
1101 Connecticut Avenue, N.W., Suite 600
Washington, D.C. 20036
(202) 778-6400

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering	Aggregate	Registration
to be Registered	Registered	Price Per Share	Offering Price	Fee

Common stock, $0.001 par value per
share	5,000,000 (1)	$0.155(2)	$775,000	$98.19

(1)	Represents shares reserved for issuance upon exercise of options granted under the Registrants’s 2001 Equity Performance Plan. Shares available for issuance under the 2001 Equity Performance Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on December 4, 2001 (Registration No. 333-74492).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457 (c) and 457(h) under the Securities Act of 1933 and based upon an average of the high and low prices reported on the over-the-counter bulletin board on April 8, 2004.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

     This registration statement on Form S-8 registers 5,000,000 additional shares of common stock for issuance under the Registrant’s 2001 Equity Performance Plan, pursuant to the terms of that plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 (Registration No. 333-69818) filed by the Registrant with the Securities and Exchange Commission on December 4, 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland on this 14th day of April, 2004.

MOBILEPRO CORP.

By:	/s/ Jay O. Wright

Jay O. Wright
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay O. Wright his true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities (until revoked in writing), to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or is substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Jay O. Wright
	Chief Executive Officer	April 14, 2004
Jay O. Wright

/s/ Kurt Gordon
	Chief Financial Officer	April 14, 2004
Kurt Gordon

/s/ Daniel Lozinsky
	Director	April 14, 2004
Daniel Lozinsky

EXHIBIT INDEX

Exhibit No.	Exhibit

5.01	Opinion of Schiff Hardin LLP

23.01	Consent of Bagell, Josephs & Company, Certified Public Accountants

23.02	Consent of Schiff Hardin LLP (included in Exhibit 5.01)

24.01	Power of Attorney (set forth on the signature page)